Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

REGISTRATION STATEMENT

(Form Type)

Perpetua Resources Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Primary Offering
	Equity	Common shares, without par value	Rule 457(o)	(1)		(1)		(1)
	Equity	Preferred shares	Rule 457(o)	(1)		(1)		(1)
	Debt	Debt securities	Rule 457(o)	(1)		(1)		(1)
	Other	Warrants(2)	Rule 457(o)	(1)		(1)		(1)
	Other	Subscription receipts(3)	Rule 457(o)	(1)		(1)		(1)
	Other	Units(4)	Rule 457(o)	(1)		(1)		(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)					$500,000,000		.0000927	$46,350
Secondary Offering
	Equity	Common shares offered by the selling shareholders	Rule 457(c)	24,771,542	(5)	$3.13	(6)	$77,534,926		.0000927	$7,188

Fees Previously Paid

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$577,534,926	(7)		$53,538	(7)
	Total Fees Previously Paid										-
	Total Fee Offsets										$4,636	(8)
	Net Fee Due										$48,902	(8)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Perpetua Resources Corp.	Form F-10	333-254517	March 19, 2021	–	$4,636.75	Unallocated (Universal) Shelf	–	–	$42,500,000	–

(1) An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $500,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) The warrants (“Warrants”) covered by this registration statement may be Warrants for common shares, no par value (“Common Shares”), preferred shares (“Preferred shares”) or debt securities (“Debt securities”) issued by the registrant.

(3) The subscription receipts (“Subscription receipts”) will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Preferred shares, Debt securities, Warrants or a combination thereof.

(4) The units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement, in any combination.

(5) Represents the aggregate number of Common Shares that may be sold by certain selling shareholders. Pursuant to Rule 416 under the Securities Act, the amount of Common Shares being registered on behalf of the selling shareholders shall be adjusted to include any additional Common Shares that may become issuable as a result of any stock split, stock dividend or similar transaction. With respect to the offering of Common Shares by the selling shareholders, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holder of such securities.

(6) The Proposed Maximum Aggregate Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of PPTA Common Shares, on the Nasdaq Capital Market on July 5, 2022.

(7) The $577,534,926 of securities registered pursuant to this registration statement consists of (i) $500,000,000 of a presently indeterminate number or amount of Common Shares, Preferred shares, Debt securities, Warrants, Subscription receipts, and Units of the Company registered in the primary unallocated offering and (ii) 24,771,542 Common Shares that may be sold by certain selling shareholders.

(8) As set forth in Table 2, on March 19, 2021, the Company filed a Registration Statement on Form F-10 (No. 333-254517), as amended by the pre-effective amendment filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2021, which became effective on April 2, 2021 (the “Prior Registration Statement”) with the SEC and paid a registration fee of $10,910. An amount of $42,500,000 remained unsold under the Prior Registration Statement; such offering has been terminated and all of such securities remain unsold. Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the unsold amount of securities on the Prior Registration Statement. Accordingly, a fee of $48,902 is being paid in connection with the filing of this Registration Statement after an offset amount of $4,636 is applied to this Registration Statement’s registration fee.